Exhibit 99.1

VIASYS Healthcare Inc.

Restated Segment Revenues and Operating Income

(unaudited)

Restated segment revenues and operating income for the year ended January 1, 2005 are shown in the following table.

	For the Quarter Ended				For the Year Ended
	April 3, 2004	July 3, 2004	October 2, 2004	January 1, 2005	January 1, 2005
	(In thousands)

Revenues:
Respiratory Care	$60,771	$60,916	$55,968	$70,574	$248,229
NeuroCare	20,627	19,356	21,041	24,032	85,056
MedSystems	7,378	7,918	7,338	7,975	30,609
Orthopedics	6,813	7,164	7,231	8,100	29,308
	$95,589	$95,354	$91,578	$110,681	$393,202

Operating Income:
Respiratory Care	$6,123	$13,436	$(3,156)	$7,652	$24,055
NeuroCare	(147)	(1,728)	(66)	1,712	(229)
MedSystems	1,508	1,660	1,323	1,392	5,883
Orthopedics	890	1,079	1,072	1,116	4,157
Corporate	(4,008)	(3,392)	(2,579)	(1,284)	(11,263)
	$4,366	$11,055	$(3,406)	$10,588	$22,603

Restated segment revenues and operating income for the year ended January 3, 2004 are shown in the following table.

	For the Quarter Ended				For the Year Ended
	March 29, 2003	June 28, 2003	September 27, 2003	January 3, 2004	January 3, 2004
	(In thousands)

Revenues:
Respiratory Care	$56,504	$61,998	$54,437	$74,086	$247,025
NeuroCare	22,663	23,133	20,149	26,019	91,964
MedSystems	7,355	7,179	6,805	7,795	29,134
Orthopedics	7,161	7,515	5,740	6,408	26,824
	$93,683	$99,825	$87,131	$114,308	$394,947

Operating Income:
Respiratory Care	$8,669	$9,419	$7,558	$13,563	$39,209
NeuroCare	1,586	1,444	(180)	2,448	5,298
MedSystems	1,592	1,574	1,304	1,187	5,657
Orthopedics	1,235	1,612	416	396	3,659
Corporate	(2,631)	(3,109)	(2,365)	(4,666)	(12,771)
	$10,451	$10,940	$6,733	$12,928	$41,052